Exhibit 99.2

VISTA GATHERING ASSETS

Unaudited Combined Financial Statements

June 30, 2016 and December 31, 2015

VISTA GATHERING ASSETS

VISTA GATHERING ASSETS

Combined Balance Sheets

June 30, 2016 and December 31, 2015

(Unaudited)

	June 30, 2016	December 31, 2015
Current assets:
Accounts receivable – affiliates	$5,321,573	$4,091,830
Gas gathering systems	134,294,125	129,635,405
Less accumulated depreciation	(14,056,371)	(10,850,106)

Gas gathering systems, net	120,237,754	118,785,299
Water investment, net of surcharges refunded	2,748,244	1,345,862
Less accumulated amortization	(192,874)	(21,065)

Water investment, net	2,555,370	1,324,797

Total assets	$128,114,697	$124,201,926

Current liabilities:
Accounts payable and accrued liabilities	$5,009,160	$6,317,524
Asset retirement obligations	595,908	292,287

Total liabilities	5,605,068	6,609,811
Commitments and contingencies
Net investment	122,509,629	117,592,115

Total liabilities and net investment	$128,114,697	$124,201,926

See accompanying notes to combined financial statements.

VISTA GATHERING ASSETS

Combined Statements of Income

(Unaudited)

	Six months ended June 30,
	2016	2015
Revenue from affiliates:
Gathering revenue	$22,995,295	$15,596,557
Compression revenue	2,539,986	179,790
Water revenue	7,888,812	—

Total revenue	33,424,093	15,776,347

Operating expenses:
Direct operating expenses	2,854,380	1,751,690
Water expenses, net of surcharges refunded	6,912,538	—
General and administrative expense	1,262,634	1,194,847
Depreciation and accretion expense	3,374,440	2,828,950

Total operating expenses	14,403,992	5,775,487

Net income	$19,020,101	$10,000,860

See accompanying notes to combined financial statements.

VISTA GATHERING ASSETS

Combined Statements of Net Investment

Six Months Ended June 30, 2016 and Year Ended December 31, 2015

(Unaudited)

Balance at January 1, 2015	$99,428,115
Net income	22,055,504
Distributions to owners, net	(3,891,504)

Balance at January 1, 2016	117,592,115
Net income	19,020,101
Distributions to owners, net	(14,102,587)

Balance at June 30, 2016	$122,509,629

See accompanying notes to combined financial statements.

VISTA GATHERING ASSETS

Combined Statements of Cash Flows

(Unaudited)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$19,020,101	$10,000,860
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion	3,374,440	2,828,950
Changes in operating assets and liabilities:
Accounts receivable – affiliates	(1,229,743)	286,624
Accounts payable and accrued liabilities	(690,235)	(140,075)

Net cash provided by operating activities	20,474,563	12,976,359

Cash flows from investing activity:
Additions to gathering and compression systems	(5,601,016)	(15,665,585)
Additions to water investment	(770,960)	—
Water surcharge received	—	—

Net cash used in investing activity	(6,371,976)	(15,665,585)
Cash flows from financing activity:
(Distribution to) Contribution from owners, net	(14,102,587)	2,689,226

Net cash (used in) provided by financing activity	(14,102,587)	2,689,226

Net change in cash and cash equivalents	—	—
Cash and cash equivalents – beginning of period	—	—

Cash and cash equivalents – end of period	$—	$—

Supplemental disclosures of noncash activity:
Capital accrual	$2,531,539	$1,470,832
Capitalized asset retirement obligations	$(307,255)	$—

See accompanying notes to combined financial statements.

VISTA GATHERING ASSETS

Notes to Combined Financial Statements

June 30, 2016 and December 31, 2015

(Unaudited)

(1)	Description of Business and Summary of Significant Accounting Policies

(a)	Nature of Operations and Basis of Presentation

On June 7, 2012, the initial Vista Gathering Assets (Vista Gathering, the Company or us) were acquired by Vantage Energy, LLC (Vantage I) through a transaction with Tanglewood Exploration, LLC. In July 2012, Vantage I and Vantage Energy II, LLC (Vantage II), entities with common management, entered into an Acquisition and Joint Development Agreement, whereby Vantage II acquired a 100% membership interest in Vista Gathering, LLC, which owned a 50% undivided interest in Vista Gathering. Vantage I retained the remaining undivided 50% interest in Vista Gathering. Vista Gathering is engaged in the development and operations of a gas gathering system in Greene County, Pennsylvania, servicing wells operated by Vantage I and Vantage II. The gas gathering assets include pipelines, rights-of-way, compression and dehydration/separation facilities. Vista Gathering owns and operates the majority of its gathering assets. Vista Gathering owns a 38% non-operated interest in the Appalachia Midstream Services, Rogersville system gas gathering joint venture. As of June 30, 2016 and December 31, 2015, Vantage I and Vantage II each own a 50% interest in Vista Gathering’s gas gathering assets.

On February 18, 2015, Vista Gathering entered into a 10-year Water System Expansion and Supply agreement with the Southwestern Pennsylvania Water Authority (SPWA). The purpose of the agreement was to fund and assist SPWA in constructing an expansion to its water supply system; grant Vista Gathering preferred rights to water volumes for use in its oil and gas operations; and create a repayment structure for Vista Gathering through a surcharge applicable to all oil and gas users, including Vantage I and Vantage II, from the system. The costs incurred by us were capitalized and are being amortized on a straight-line basis over the life of the agreement. Payments to Vista Gathering from SPWA derived from surcharges paid to SPWA by third parties are applied as a recovery of capital investment for funds advanced to expand the system. Vista Gathering is granted preferred water use rights, subject to the surcharge, on the system capacity over and above the water needed to service SPWA’s volume obligations to its non-oil and gas customers.

The Vista Gathering financial statements represent all of the combined gathering assets owned by Vantage I and Vantage II reported at historical cost. Pursuant to a second amended and restated Gathering System Operating Agreement, dated August 2, 2012, between Vantage I and Vantage II under which both companies pay for the gas gathering services of Vista Gathering on a fixed price per Mmbtu. Effective August 1, 2015, the Company entered into a Water Services and Supply Agreement between Vantage I and Vantage II, under which both companies pay for water services on a fixed price per barrel.

Vista Gathering’s assets are secured by the first and second lien agreements of Vantage I and Vantage II.

These combined financial statements were prepared from the separate accounting records maintained by Vantage I and Vantage II and reflect the combined historical results of operations, financial position, and cash flows of the Vista Gathering assets as if such business had been combined for the periods presented. Nevertheless, the combined financial statements may not include all of the expenses that would have been incurred had Vista Gathering been a standalone company during this period and, therefore, may not reflect its combined results of operations, financial position, and cash flows had it been a stand-alone company. Vista Gathering’s costs of doing business incurred by Vantage I and Vantage II on behalf of Vista Gathering have been reflected in the accompanying combined financial statements. These costs include general and administrative expenses allocated by Vantage I and Vantage II to Vista Gathering including the following:

•	Business services, such as payroll, accounts payable, and facilities management

(Continued)

VISTA GATHERING ASSETS

Notes to Combined Financial Statements

June 30, 2016 and December 31, 2015

(Unaudited)

•	Corporate services, such as finance and accounting, legal, human resources, investor relations, and public and regulatory policy

•	Employee compensation

The allocation of the general and administrative expenses is further described in note 5.

Transactions between Vista Gathering and Vantage I and Vantage II have been identified in the combined financial statements as transactions between affiliates.

The accompanying unaudited consolidated financial statements have been prepared by the Company’s management in accordance with generally accepted accounting principles in the United States (GAAP) for interim financial information. Accordingly, these financial statements do not include all of the information required by GAAP for complete financial statements. Therefore, these consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes therein for the year ended December 31, 2015. The unaudited combined financial statements included herein contain all adjustments which are, in the opinion of management, necessary to present fairly the Company’s financial position as of June 30, 2016 and its combined statement of operations and cash flows for the six months ended June 30, 2016 and 2015. The combined statements of income for the six months ended June 30, 2016 and 2015 are not necessarily indicative of the results to be expected for future periods.

(b)	Use of Estimates

The preparation of these combined financial statements, in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Items subject to estimates and assumptions include the useful lives of property and equipment, valuation of accrued liabilities, and obligations related to asset retirement costs, among others. By their nature, these estimates are subject to measurement uncertainty, and the effect on the financial statements of changes in such estimates in future periods could be significant. Although management believes these estimates are reasonable, actual amounts could differ from estimated amounts.

(c)	Cash and Cash Equivalents

Vista Gathering’s operations are funded by Vantage I and Vantage II and managed under their cash management program. The cash generated and used by the operations is transferred to the owners daily, and the owners fund the operating and investing activities as needed. Accordingly, the cash and cash equivalents held by the owners were not allocated for any period presented; and Vista Gathering does not have any bank accounts. See note 5 – Transactions with Affiliates. Net amounts funded by Vantage I and Vantage II are reflected as net contributions from owners and net amounts refunded to Vantage I and Vantage II are reflected as net distributions to the owners on the accompanying statements of net investment and cash flows.

(Continued)

VISTA GATHERING ASSETS

Notes to Combined Financial Statements

June 30, 2016 and December 31, 2015

(Unaudited)

(d)	Gas Gathering Systems

Gas Gathering Systems primarily consist of gathering pipelines and compressor stations and are stated at historical cost less accumulated depreciation. Expenditures that extend the useful lives of assets are capitalized. Maintenance and repair costs are expensed as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are removed from the accounts. Any gain or loss on retirements is reflected in other income in the year in which the asset is disposed.

Depreciation is computed over the asset’s 20 year estimated useful life using the straight-line method. For the six months ended June 30, 2016 and 2015, Vista Gathering recognized approximately $3.2 million and $2.8 million of depreciation expense on its gas gathering system asset, respectively.

(e)	Water Investment

The Water System primarily consists of water mains, lines, storage tanks and pump stations and is stated at historical cost less accumulated amortization and the applicable surcharge reduction. The assets that pertain to Vista Gathering and SPWA’s Water System Expansion project are funded by Vista Gathering and wholly owned by SPWA.

Amortization is computed over the 10-year term agreement using the straight-line method. For the six months ended June 30, 2016, Vista Gathering recognized approximately $0.2 million of amortization expense on its water investment. Funds advanced to expand the system were offset by surcharges of approximately $0.3 million for the six months ended June 30, 2016. For the six months ended June 30, 2016, Vista Gathering had received reimbursement of surcharges paid by Vantage of $0.2 million which has been netted against water expense in the accompanying combined statements of income.

(f)	Impairment of Long-Lived Assets

Vista Gathering reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. Vista Gathering performs an analysis of the anticipated undiscounted future net cash flows of the related long-lived asset and if the carrying value of the related asset exceeds the undiscounted cash flows, the carrying value is reduced to the asset’s fair value and an impairment loss is recorded against the long-lived asset. There have been no provisions for impairment recorded for the six months ended June 30, 2016 and 2015.

(Continued)

VISTA GATHERING ASSETS

Notes to Combined Financial Statements

June 30, 2016 and December 31, 2015

(Unaudited)

(g)	Asset Retirement Obligations

Vista Gathering recognizes a liability based on the estimated future costs of retiring the gathering system assets. The fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred and the cost of such liability is recorded as an increase in the carrying amount of the related long lived asset by the same amount. The liability is accreted each period and the capitalized cost is depreciated as part of the gathering system. Revisions to estimated asset retirement obligations result in adjustment to the related capitalized asset and corresponding liability.

(h)	Revenue Recognition

Vista Gathering provides natural gas gathering and compression services under fee-based contracts based on throughput and pressure rates. The revenue Vista Gathering earns from these arrangements is directly related to the volumes of metered natural gas gathered, compressed, and delivered to natural gas compression sites or other transmission delivery points.

Vista Gathering also provides water supply and collection services which include supply of water for injection and related collection, recycling, purifying and disposal of water after use under fee-based contracts. The Company recognizes water revenue upon delivery or collection of water under the applicable agreement with the respective customer.

Vista Gathering records revenue when all of the following criteria are met: (1) Pervasive evidence of an arrangement exists, (2) services have been rendered, (3) the prices are fixed or determinable, and (4) collectability is reasonably assured.

(i)	Litigation and Other Contingencies

From time to time, Vista Gathering is a party to litigation. Vista Gathering maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on Vista Gathering.

(j)	Income Taxes

Vista Gathering is a group of assets that are ultimately owned by two limited liability companies, Vantage I and Vantage II. Accordingly, no provision for income taxes has been recorded as the income, deductions, expenses, and credits of Vista Gathering are reported on the income tax returns of Vantage I and Vantage II members. Vista Gathering accounts for uncertainty in income taxes in accordance with generally accepted accounting principles, which prescribes a comprehensive model for recognizing, measuring, presenting, and disclosing in the combined financial statements tax positions taken or expected to be taken on a tax return, including a decision on whether or not to file in a particular jurisdiction. Only tax positions that meet a more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. No interest or penalties have been assessed during the six months ended June 30, 2016 and 2015.

(Continued)

VISTA GATHERING ASSETS

Notes to Combined Financial Statements

June 30, 2016 and December 31, 2015

(Unaudited)

(k)	Net Investment

Net investment in the combined balance sheets represents accumulated net earnings and historical net investment from, net of transactions with, and allocations from Vantage I and Vantage II.

(2)	Balance Sheet Disclosures

Accounts payable and accrued liabilities consist of the following:

	June 30,	December 31,
	2016	2015
	(In thousands)
Accrued capital expenditures	$2,532	$3,150
Accrued production expense payable	1,412	1,969
Accrued Vista water expense payable	750
Accrued general and administrative expense	251	471
Accounts payable	64	727

	$5,009	$6,317

(3)	Fair Value Measurements

The FASB Accounting Standards Codification Topic 820, Fair Value Measurements, clarifies the definition of fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This guidance also relates to all nonfinancial assets and liabilities that are not recognized or disclosed on a recurring basis (e.g., the initial recognition of asset retirement obligations and impairments of long-lived assets). The fair value is the price that we estimate would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy is used to prioritize input to valuation techniques used to estimate fair value. An asset or liability subject to the fair value requirements is categorized within the hierarchy based on the lowest level of input that is significant to the fair value measurement. Vista Gathering’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The highest priority level (Level 1) is given to unadjusted quoted market prices in active markets for identical assets or liabilities, and the lowest priority (Level 3) is given to unobservable inputs. Level 2 inputs are data, other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

The carrying values on the balance sheet of accounts receivable – related party, accounts payable, accrued liabilities, and accrued capital expenditures approximate fair values due to their short maturities.

(a)	Non-Recurring Fair Value Measurements

Vista Gathering uses the income valuation technique to estimate the fair value of asset retirement obligations using estimated gross costs of reclamation in amounts of approximately $4 million, timing of expected future dismantlement costs is approximately 60 years, and a weighted average

(Continued)

VISTA GATHERING ASSETS

Notes to Combined Financial Statements

June 30, 2016 and December 31, 2015

(Unaudited)

credit-adjusted risk-free rate. Accordingly, the fair value is based on unobservable pricing inputs and, therefore, is included within the Level 3 fair value hierarchy. During the six months ended June 30, 2016, the Company recorded liabilities for asset retirement obligations of $0.3 million. See note 4 for additional information.

(4)	Asset Retirement Obligations

The following table presents the reconciliation of the beginning and ending aggregate carrying amount of the obligations associated with the retirement of the gathering system.

	June 30, 2016	December 31, 2015
	(in thousands)
Beginning of period	$292	$284
Liabilities incurred	332	—
Accretion expense	(6)	8
Revisions to estimate	(22)	—

End of period	$596	$292

(5)	Transactions with Affiliates

(a)	Gathering and Compression Revenues and Accounts Receivable

For the six months ended June 30, 2016, gathering revenues earned from Vantage I and Vantage II were approximately $12.0 million and $9.3 million, respectively. Compression revenues earned from Vantage I and Vantage II were $1.4 million and $1.0 million, respectively.

For the six months ended June 30, 2015, gathering revenues earned from Vantage I and Vantage II were $6.5 million and $7.7 million, respectively. Compression revenues were less than $0.1 million.

Accounts receivable related to gas gathering and compression from Vantage I and Vantage II were $2.1 million and $1.4 million on June 30, 2016, respectively and $2.0 million and $1.7 million on December 31, 2015, respectively.

(b)	Water Revenue

For the six months ended June 30, 2016, water revenue earned from Vantage I and Vantage II was approximately $7.9 million.

(Continued)

VISTA GATHERING ASSETS

Notes to Combined Financial Statements

June 30, 2016 and December 31, 2015

(Unaudited)

(c)	Non-Operated Joint Venture

Vista Gathering owns a 38% non-operated interest in a gathering joint venture with Appalachia Midstream Services. Appalachia Midstream Services is also the operator of the joint venture. For the six months ended June 30, 2016 and 2015, Vista Gathering’s share of revenue and expenses from the joint venture were approximately $1.5 million and $1.0 million, and $0.1 million and $0.2 million, respectively.

(d)	Allocation of General and Administrative Costs

The combined financial statements of Vista Gathering include general and administrative costs allocated by Vantage I and Vantage II. These costs are reimbursed and relate to: (i) various business services, including payroll processing, accounts payable processing, and facilities management; (ii) various corporate services, including legal, accounting, treasury, information technology, and human resources; and (iii) compensation. The employees supporting Vista Gathering’s operations are employees of Vantage I.

For the six months ended June 30, 2016 and 2015, general and administrative expenses allocated to Vista Gathering were approximately $0.4 million each year. These expenses were allocated based on Vista Gathering’s proportionate share of both the combined gross property and equipment and combined gross revenue of Vantage II. The remainder of the general and administrative expense consists of employee compensation expense.

(e)	Direct Operating Expenses

The financial statements of Vista Gathering include all direct charges for operations of its assets and general and administrative expenses incurred by Vantage I and Vantage II.

(6)	Commitments and Contingencies

Environmental Obligations

Vista Gathering is subject to federal, state, and local regulations regarding air and water quality, hazardous and solid waste disposal, and other environmental matters. Vista Gathering believes there are currently no such matters that will have a material adverse effect on our results of operations, cash flows, or financial position.

(7)	Liquidity

Vista Gathering does not hold cash in its name and does not report cash in its combined balance sheets. Any cash shortfalls for the year are reported as contributions from Vantage I and Vantage II (the Owners), and any excess cash is reported as a distribution to the owners. Additionally, the Vista Gathering Assets are held as collateral on both the Revolving Credit Facilities and Second Lien Term Loans held at each Vantage I and Vantage II.

(Continued)

VISTA GATHERING ASSETS

Notes to Combined Financial Statements

June 30, 2016 and December 31, 2015

(Unaudited)

The Revolving Credit Facilities held by the Owners mature on January 1, 2017. The Owners expect to renegotiate these agreements prior to such maturity.

In the event that some deficiency exists between the terms of the new facilities and the current facilities, the Owners have combined available undrawn capacity under their existing borrowing bases of $54 million, following the execution of amended debt agreements on May 10, 2016, and available undrawn capacity under its equity commitments of $102 million to address such a deficiency. In addition, the Owners expect that they will be able to secure incremental equity commitments or other sources of capital, if necessary, from their current equity commitments or other sources of capital, if necessary, from their current equity investors or other investors to address any shortfall. The Owners’ current equity investors continue to be supportive of the Owners’ long-term growth and financing strategy.

While the Owners anticipate engaging in active dialogue with our creditors, at this time, we are unable to predict the outcome of such discussions or whether any such efforts to raise additional equity will be successful.

(8)	Subsequent Events

Vantage I and Vantage II have evaluated subsequent events that occurred after June 30, 2016 through August 29, 2016. Any material subsequent events that impacted Vista Gathering and occurred during this time have been properly recognized or disclosed in these financial statements or the notes to the financial statements.